Exhibit 3.2
AMENDED AND RESTATED BYLAWS OF
TEEKAY TANKERS LTD.
As adopted December 7, 2007
ARTICLE I. OFFICES AND RECORD
     1.1 Address; Registered Agent
     The registered address of the Corporation in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. The name of the Corporation’s registered agent at such address is The Trust Company of the Marshall Islands, Inc.
     1.2 Other Offices
     The Corporation may have such other offices, either within or without the Marshall Islands, as the Board of Directors of the Corporation (the “Board”) may designate or as the business of the Corporation may from time to time require.
ARTICLE II. SHAREHOLDERS
     2.1 Annual Meeting
     The annual meeting of shareholders of the Corporation shall be held on such day and at such time and place within or without the Marshall Islands as the Board may determine for the purpose of electing directors and transacting such other business as may properly be brought before the meeting. The Chairman of the Board or, in the Chairman’s absence, another person designated by the Board shall act as the Chairman of all annual meetings of shareholders.
     Notwithstanding the foregoing, if there is a failure to hold the annual meeting within a period of ninety (90) days after the date designated therefor, or if no date has been designated for a period of thirteen (13) months after the date the Corporation’s Articles of Incorporation first become effective or, as applicable, after the Corporation’s last annual meeting, holders of not less than 10% of the total voting power of all classes of the then-outstanding capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”) may, in writing, demand the calling of a special meeting in lieu of the annual meeting specifying the time thereof, which shall not be less than two (2) nor more than three (3) months from the date of such call. The Secretary of the Corporation upon receiving the written demand shall promptly give notice of such meeting, or if the Secretary fails to do so within five (5) business days thereafter, any shareholder signing such demand may give such notice. Such notice shall state the purpose or purposes of the proposed special meeting. The shares of stock represented at such meeting, either in person or by proxy, and entitled to vote thereat, shall constitute a quorum notwithstanding any provision of the Articles of Incorporation or these Bylaws to the contrary.
     2.2 Nature of Business at Annual Meetings of Shareholders, etc.
     (a) No business may be transacted at an annual meeting of shareholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof) or, if applicable, an authorized shareholder pursuant to Section 2.1 above, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any shareholder or shareholders of the Corporation (A) who own beneficially or of record, in the aggregate, not less than one-fifth of the voting power of all Voting Stock on the date of the giving of the notice provided for in this Section 2.2 of this Article II and have remained shareholders of record of at least such voting power of all Voting Stock through the record date for the determination of shareholders entitled to vote at such annual meeting and (B) who comply with the notice procedures set forth in Section 2.2(b) of this Article II.
     (b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder or shareholders, such shareholder or shareholders must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, such notice to the Secretary of the Corporation must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one-hundred twenty (120) days prior to the anniversary date of the immediately preceding annual general meeting. In the event the annual general meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder or shareholders must be given not later than ten (10) days following the earlier of the date on which notice of the annual general meeting was mailed to shareholders or the date on which public disclosure of the date of the annual general meeting was made.
     (c) To be in proper written form, a notice of a shareholder or shareholders to the Secretary of the Corporation must set forth, as to each matter such shareholder or shareholders propose to bring before the annual meeting, (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of each such shareholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by each such shareholder, and a representation that the shareholder or shareholders own beneficially or of record, in the aggregate, not less than one-fifth of the voting power of all Voting Stock, (iv) a description of all arrangements or understandings between such shareholder or shareholders and any other person or persons (including their names) in connection with the proposal of such business by such shareholder or shareholders and any material interest of any such shareholder in such business and (v) a representation that such shareholder or shareholders intend to appear in person or by proxy at the annual meeting to bring such business before the meeting. In addition, notwithstanding anything in this Section 2.2 of this Article II to the contrary, a shareholder or shareholders intending to nominate one or more persons for election as a director at an annual meeting must comply with Article III of these Bylaws for such nomination or nominations to be properly brought before such meeting.
     (d) No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Article II; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Article II shall be deemed to preclude discussion by any shareholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

     2.3 Special Meeting
     Except as otherwise required by law and the Corporation’s Articles of Incorporation and subject to the rights of the holders of any series of Preferred Stock, special meetings of the shareholders for any purpose or purposes may be called only by (a) the Chairman of the Board or the Corporation’s Chief Executive Officer, at the direction of the Board as set forth in a resolution stating the purpose or purposes thereof approved by a majority of the entire Board, or (b) so long as Teekay Corporation and its affiliates (other than the Corporation and its subsidiaries) beneficially own at least a majority of the total voting power of the Voting Stock, Teekay Corporation. Only such business as is specified in the notice of any special meeting of the shareholders shall come before such meeting.
     2.4 Notice of Meetings
     Notice of every annual and special meeting of shareholders, other than any meeting the giving of notice of which is otherwise provided by law, stating the date, time, place and purpose thereof, and in the case of special meetings, the name of the person or persons at whose direction the notice is being issued, shall be given personally or sent by mail, telegraph, cablegram, telex or teleprinter at least fifteen (15) but not more than sixty (60) days before such meeting, to each shareholder of record entitled to vote thereat and to each shareholder of record who, by reason of any action proposed at such meeting would be entitled to have such shareholder’s shares appraised if such action were taken, and the notice shall include a statement of that purpose and to that effect. If mailed, notice shall be deemed to have been given when deposited in the mail, directed to the shareholder at such shareholder’s address as the same appears on the record of shareholders of the Corporation or at such address as to which the shareholder has given notice to the Secretary of the Corporation. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior to the conclusion thereof that such shareholder did not receive notice of such meeting.
     2.5 Organization; Place of Meeting; Order of Business
     (a) At every meeting of shareholders, the Chairman of the Board, or in such person’s absence, the Chief Executive Officer, or in the absence of both of them, any vice president, shall act as chairman of the meeting. In the absence of the Chairman of the Board, the Chief Executive Officer or a vice president to act as chairman of the meeting, the Board, or if the Board fails to act, the shareholders may appoint any shareholder, director or officer of the Corporation to act as chairman of any meeting.
     (b) Either the Board or the Chairman of the Board may designate the place, if any, of meeting for any annual meeting or for any special meeting of the shareholders. If no designation is so made, the place of meeting shall be the principal executive offices of the Corporation.
     (c) The order of business at all meetings of the shareholders shall be determined by the chairman of the meeting.
     2.6 Adjournments
     Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and except as provided in this Section 2.6 notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the meeting is adjourned for lack of quorum, notice of the new meeting shall be given to each shareholder of record entitled to vote at the meeting. If after an adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice in Section 2.4 of this Article II.
     2.7 Quorum
     Except as otherwise provided by law or by the Articles of Incorporation, the holders of a majority of the total voting power of all Voting Stock, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the then-outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If less than a quorum is present, the chairman of the meeting or the holders of a majority of the total voting power of all Voting Stock, represented in person or by proxy, shall have power to adjourn any meeting until a quorum shall be present.
     2.8 Shareholder Action; Voting
     Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of the shareholders or, as described below, by the written consent of the shareholders.
     If a quorum is present, and except as otherwise expressly provided by law, the Articles of Incorporation or applicable stock exchange rules, the affirmative vote of the holders of a majority of the total voting power of all Voting Stock represented at the meeting shall be the act of the shareholders; provided, however, that directors shall be elected by a plurality of the votes cast by shareholders entitled to vote thereat. At any meeting of shareholders, with respect to a matter for which a shareholder is entitled to vote, each such shareholder may exercise such voting right either in person or by proxy; provided, however, that no proxy shall be valid after the expiration of eleven months from the date such proxy was authorized unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in the law of the Marshall Islands to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.
     Any action required or permitted to be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken, shall be signed by all shareholders of the Corporation; provided, however, that (a) if the Marshall Islands Business Corporations Act (the “BCA”) is hereafter amended to permit shareholder action by less than unanimous written consent of the shareholders and (b) so long as Teekay Corporation and its affiliates (other than the Corporation and its subsidiaries) beneficially own shares representing a majority of the total voting power of the Voting Stock, such action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Voting Stock was present and voted or as otherwise set forth in the BCA as so amended.
     2.9 Fixing of Record Date
     The Board may fix a time not more than sixty (60) nor less than fifteen (15) days prior to the date of any meeting of shareholders as the time as of which shareholders entitled to notice of and to vote at such a meeting shall be determined, and all persons who were holders of record of voting shares at such time and no others shall be entitled to notice of and to vote at such meeting. The Board may fix a time not exceeding sixty (60) days preceding the date fixed for the payment of any dividend, the making of any distribution, the allotment of any rights or the taking of any other action, as a record time for the determination of the shareholders entitled to receive any such dividend, distribution, or allotment or for the purpose of such other action.
ARTICLE III. DIRECTORS
     3.1 General Powers; Number
     The business and affairs of the Corporation shall be managed by or under the direction of the Board, which shall consist of such number of directors as shall be determined from time to time pursuant to the provisions of the Articles of Incorporation of the Corporation. No decrease in the number of directors shall shorten the term of any incumbent director. The directors need not be residents of the Marshall Islands or shareholders of the Corporation. As used in these Bylaws, the phrase “entire Board” means the total number of directors that the Corporation would have if there were no vacancies or unfilled newly created directorships.
     3.2 How Elected
     Except as otherwise provided by law, by the Articles of Incorporation or in Section 3.5 of this Article III, the directors of the Corporation (other than the first Board if named in the Articles of Incorporation or designated by the incorporators) shall be elected at the annual meeting of shareholders. Each director shall be elected to serve until the next succeeding annual meeting of shareholders and until his or her successor shall have been duly elected and qualified, except in the event of his or her earlier death, resignation or removal.
     3.3 Nomination of Directors
     (a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation at any meeting of shareholders, except as may be otherwise provided in the Articles of Incorporation with respect to the right, if any, of holders of Preferred Stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board may be made at any annual meeting of shareholders (i) by or at the direction of the Board (or any duly authorized committee thereof) or (ii) by any shareholder or shareholders of the Corporation (A) who own beneficially or of record, in the aggregate, not less than one-fifth of the voting power of all Voting Stock on the date of the giving of the notice provided for in this Section 3.3 of this Article III and on the record date for the determination of shareholders entitled to vote at such meeting and (B) who comply with the notice procedures set forth in Section 3.3(b) of this Article III.

     (b) In addition to any other applicable requirements, for a nomination to be made by a shareholder or shareholders, such shareholder or shareholders must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely with respect to an annual meeting, such notice to the Secretary of the Corporation must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one-hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders. In the event the annual general meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder or shareholders must be given not later than ten (10) days following the earlier of the date on which notice of the annual general meeting was mailed to shareholders or the date on which public disclosure of the date of the annual general meeting was made. In the case of a special general meeting called for the purpose of electing directors, notice by the shareholder or shareholders must be given not later than ten (10) days following the earlier of the date on which notice of the special general meeting was mailed to shareholders or the date on which public disclosure of the date of the special general meeting was made.
     (c) To be in proper written form, a notice of a shareholder or shareholders to the Secretary of the Corporation must set forth: (i) as to each person whom the shareholder or shareholders propose to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder applicable to issuers that are not “foreign private issuers” (as defined in the Exchange Act and the rules and regulation promulgated thereunder), and (ii) as to each shareholder giving the notice (A) the name and record address of such shareholder, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such shareholder and a representation that the shareholder or shareholders giving such notice own beneficially or of record, in the aggregate, not less than one-fifth of the voting power of all Voting Stock, (C) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person and persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (D) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice and (E) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder that is applicable to issuers that are not “foreign private issuers.” Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
     (d) No person shall be eligible for election as a director of the Corporation at a meeting of shareholders unless nominated in accordance with the procedures set forth in this Section 3.3 of this Article III. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

     3.4 Removal
     Except as otherwise provided by applicable law, directors may only be removed in accordance with the provisions of the Articles of Incorporation of the Corporation.
     3.5 Vacancies
     Except as otherwise provided by applicable law, vacancies in the Board shall be filled as provided for in the Articles of Incorporation of the Corporation.
     3.6 Regular meetings
     Regular meetings of the Board shall be held at such place and on such day as may be determined by resolution of the Board and no notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.
     3.7 Special meetings
     Special meetings of the Board may, unless otherwise provided by law, be called from time to time by the Chairman of the Board or the Chief Executive Officer, or, until such time as Teekay Corporation and its affiliates (excluding the Corporation and its subsidiaries) cease to beneficially own shares representing a majority of the total voting power of the Voting Stock, Teekay Corporation. The Chief Executive Officer or the Chairman of the Board shall call a special meeting of the Board upon written request directed to either of them by any two directors stating the time, place and purpose of such special meeting. Special meetings of the Board shall be held at such place and on such date and at such time as may be designated in the notice thereof.
     3.8 Notice of Special Meeting
     Notice of the date, time and place of each special meeting of the Board shall be given to each director at least forty-eight (48) hours prior to such meeting, unless the notice is given orally or delivered in person, in which case it shall be given at least twenty-four (24) hours prior to such meeting. For the purpose of this Section 3.8, notice shall be deemed to be duly given to a director if given to him personally (including by telephone) or if such notice be delivered to such director by mail, telegraph, cablegram, telex or teleprinter to his last known address. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, except for amendments to these Bylaws. Notice of a meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior to the conclusion thereof, the lack of notice to him.
     3.9 Quorum
     A majority of the directors at the time in office, present in person or by proxy or conference telephone, shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

     3.10 Action By Consent of the Board of Directors
     Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in accordance with applicable law.
     3.11 Meetings by Conference Telephone
     Members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.
     3.12 Records
     The Board shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the shareholders, appropriate stock books and registers and such books of records and accounts as may be necessary of the proper conduct of the business of the Corporation. The books and records of the Corporation may be kept outside the Marshall Islands at such place or places as may from time to time be designated by the Board or as the business of the Corporation may from time to time require.
     3.13 Interested Directors
     No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors (or, if the votes of the disinterested directors are insufficient to constitute an act of the Board as defined in Section 55 of the BCA, by unanimous vote of the disinterested directors); or (ii) the material facts as to his or her relationship or interest and as to contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of such shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.
     3.14 Compensation of Directors and Members of Committees
     The Board may from time to time, in its discretion, fix the amounts which shall be payable to members of the Board and to members of any committee, for attendance at the meetings of the Board or of such committee and for services rendered to the Corporation.

ARTICLE IV. COMMITTEES
     4.1 Committees
     The Board may, by resolution or resolutions passed by a majority of the entire Board, designate from among its members one or more committees; provided, however, that no committee shall have the power or authority to (i) fill a vacancy in the Board or in a committee thereof, (ii) amend or repeal any Bylaw or adopt any new Bylaw, (iii) amend or repeal any resolution of the entire Board, (iv) increase the number of directors on the Board or (v) remove any director. Members of any committee shall hold office for such period as may be prescribed by the vote of the entire Board, subject, however, to removal at any time by the vote of the Board. Vacancies in membership of such committees shall be filled by vote of the Board. Committees may adopt their own rules of procedures and may meet at stated times or on such notice as they may determine. Each committee shall keep a record of its proceedings and report the same to the Board when required.
ARTICLE V. OFFICERS
     5.1 Number and Designation
     The Board shall appoint a Chief Executive Officer, Chief Financial Officer and Secretary and such other officers as it may deem necessary. Officers may be of any nationality and need not be residents of the Marshall Islands. The salaries of officers and any other compensation paid to them shall be fixed from time to time by the Board. Each officer shall hold office until his or her successor shall have been duly appointed and qualified except in the event of the earlier termination of his term of office through death, resignation, removal or otherwise. Any officer may be removed by the Board at any time with or without cause. Any vacancy in an office may be filled for the unexpired position of the term of such office by the Board at any regular or special meeting.
     5.2 Chief Executive Officer
     In the absence of the Chairman of the Board or an appointee of the Board, the Chief Executive Officer of the Corporation shall preside at all meetings of the Board and of the shareholders at which he or she shall be present. The Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board or as may be provided by law.
     5.3 Chief Financial Officer
     The Chief Financial Officer shall have general supervision over the care and custody of the funds and securities of the Corporation and shall deposit the same or cause the same to be deposited in the name of the Corporation in such depositories as the Board may designate, shall disburse the funds of the Corporation as may be ordered by the Board, shall have supervision over the accounts of all receipts and disbursements of the Corporation, shall, whenever required by the Board, render or cause to be rendered financial statements of the Corporation, shall have the power and perform the duties usually incident to the office of Chief Financial Officer and shall have such powers and perform other duties as may be assigned to him by the Board or Chief Executive Officer.

     5.4 Secretary
     The Secretary shall act as secretary of all meetings of the shareholders and of the Board at which he is present, shall have supervision over the giving and serving of notices of the Corporation, shall be the custodian of the corporate records and of the corporate seal, if any, of the Corporation, shall be empowered to affix the corporate seal to those documents, the execution of which, on behalf of the Corporation under its seal, is duly authorized and when so affixed may attest the same, and shall exercise the powers and perform such other duties as may be assigned to him by the Board or the Chief Executive Officer.
     5.5 Other Officers
     Any officers other than those described in Sections 5.2 through 5.4 of this Article V shall exercise such powers and perform such duties as may be assigned to them by the Board or the Chief Executive Officer.
ARTICLE VI. CERTIFICATES FOR SHARES
     6.1 Form and Issuance
     (a) The shares of the Corporation’s capital stock may be certificated or uncertificated shares, as provided under the BCA, and shall be entered in the books of the Corporation and registered as they are issued. Every holder of stock in the Corporation shall be entitled to have a certificate in form meeting the requirements of law and approved by the Board that certifies the number of shares owned by such holder in the Corporation. Any certificates shall be signed by (i) the Chief Executive Officer or the Chairman of the Board and (ii) by the Secretary or any Assistant Secretary or the Chief Financial Officer or any Assistant Financial Officer. These signatures may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. As used in these Bylaws, the term “uncertificated shares” refers to shares of the Corporation that: (x) are not represented by an instrument; (y) the transfer of which is registered upon books maintained for that purpose by or on behalf of the Corporation; and (z) are of a type commonly dealt in upon securities exchanges or markets. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated representing shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.
     (b) For each class or series of stock that the Corporation shall be authorized to issue, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of any certificate which the Corporation shall issue to represent each class or series of stock; provided, however, that, except as otherwise required by the BCA, in lieu of the foregoing requirements, there may be set forth on the face or back of any certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each shareholder that so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation or its transfer agent shall send to the registered owner thereof a written notice containing the information, described above, that is required to be set forth or stated on the

Corporation’s stock certificates, together with any additional information required to be provided to such registered owners pursuant to Section 42(5) of the BCA.
     6.2 Transfer
     Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Corporation shall issue a new certificate or evidence of the issuance of uncertificated shares to the shareholder entitled thereto, cancel the old certificate, if any, and record the transaction upon the Corporation’s books.
     Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the Corporation.
     The Board shall have power and authority to make such additional rules and regulations as they may deem expedient concerning the issuance, registration and transfer of shares of the Corporation’s stock, and may appoint transfer agents and registrars thereof.
     6.3 Loss of Stock Certificates
     The Board may direct a new certificate of stock or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.
ARTICLE VII. DIVIDENDS
     7.1 Declaration and Form
     Dividends may be declared in conformity with law by, and at the discretion of, the Board at any regular or special meeting. Dividends may be declared and paid in cash, stock or other property of the Corporation.
ARTICLE VIII. NEGOTIABLE INSTRUMENTS, CONTRACTS, ETC.
     8.1 Execution of Contracts
     The Chief Executive Officer, the Chief Financial Officer or any vice president or any other officer or officers that the Board may designate shall have full authority in the name of and on behalf of the Corporation to enter into any contract or execute and deliver any instruments or notes, or other evidences of indebtedness unless such authority shall be limited by the Board to specific instances.

     8.2 Bank Accounts
     All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or agent of the Corporation to whom such power may from time to time be delegated by the Board.
ARTICLE IX. GENERAL PROVISIONS
     9.1 Form of Corporate Seal
     The seal of the Corporation, if any, shall be circular in form, with the name of the Corporation in the circumference and such other appropriate legend as the Board may from time to time determine.
     9.2 Resignation of Officers and Directors
     Any director or officer of the Corporation may resign as such at any time by giving written notice to the Board or to the Chief Executive Officer or the Secretary of the Corporation, and any member of any committee may resign by giving notice either as aforesaid or to the committee of which he or she is a member or to the chairman thereof. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.
     9.3 Fiscal Year
     The fiscal year of the Corporation shall be such period of twelve consecutive months as the Board may by resolution designate. Initially, the fiscal year of the Corporation shall end on December 31 of each year.
     9.4 Amendments
     These Bylaws may be amended or repealed, or new Bylaws may be adopted, solely at any regular or special meeting of the Board by the affirmative vote of a majority of the entire Board; provided, however, that any bylaw amended or adopted by the directors may be amended or repealed by the affirmative vote of the holders of a majority of the voting power of all the Voting Stock; provided, further, that from and after the date that Teekay Corporation and its affiliates (other than the Corporation and its subsidiaries) cease to beneficially own shares representing a majority of the total voting power of the Voting Stock, at least 80% of the voting power of all the Voting Stock shall be required to amend or repeal Sections 2.1, 2.2, 2.3, 2.4, 2.7, 2.8, 3.1, 3.2, 3.3, 3.4, 3.5, 3.13 or 9.4 of these Bylaws, and the affirmative vote of the holders of a majority of the Voting Stock, shall be required to amend or repeal any other provision of these Bylaws.
     9.5 Savings Clause
     These Bylaws are subject to the provisions of the Articles of Incorporation of the Corporation and applicable law. If any provision of these Bylaws is inconsistent with the BCA or the Articles of Incorporation, such provision shall be invalid only to the extent of such conflict, and such conflict shall not affect the validity of any other provision of these Bylaws.